Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124152, 333-79103, 333-50361, 33-85344, 333-4628 and 33-62572) of Outback Steakhouse, Inc. of our report dated March 16, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
March 16, 2006